UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2011

LONE PINE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW, Calgary, Alberta, Canada	T2P 4G8
(Address of principal executive offices)	(Zip Code)

403.292.8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

On September 6, 2011, Forest Oil Corporation (“Forest”) announced that its Board of Directors declared a special stock dividend to its shareholders of 70,000,000 shares of common stock of Lone Pine Resources Inc. (“Lone Pine”) owned by Forest, representing approximately 82% of the outstanding shares of Lone Pine common stock.  The distribution by Forest of the special stock dividend will be made on September 30, 2011 to all Forest shareholders of record on September 16, 2011 (the “Record Date”).  A copy of the press release issued by Forest is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 8.01.          Other Events.

On September 6, 2011, Forest announced that its Board of Directors declared a special stock dividend to its shareholders of 70,000,000 shares of common stock of Lone Pine owned by Forest, representing approximately 82% of the outstanding shares of Lone Pine common stock.  The distribution by Forest of the special stock dividend will be made on September 30, 2011 to all Forest shareholders of record on the Record Date.

Item 9.01            Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press release of Forest Oil Corporation dated September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	September 6, 2011	By:	/s/ David M. Anderson
David M. Anderson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Forest Oil Corporation dated September 6, 2011.